Exhibit 4.14

CHESAPEAKE ENERGY CORPORATION

and

the Subsidiary Guarantors named herein

6.875% SENIOR NOTES DUE 2018,

6.625% SENIOR NOTES DUE 2020,

6.125% SENIOR NOTES DUE 2021,

AND

6.775% SENIOR NOTES DUE 2019

ELEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 15, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

THIS ELEVENTH SUPPLEMENTAL INDENTURE, dated as of October 15, 2012, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors a party thereto, and the Trustee entered into an Indenture, dated as of August 2, 2010, as supplemented prior to the date hereof (the “Indenture”), pursuant to which the Company has originally issued $600,000,000 in principal amount of 6.875% Senior Notes due 2018, $1,400,000,000 in principal amount of 6.625% Senior Notes due 2020, $1,000,000,000 in principal amount of 6.125% Senior Notes due 2021, and $1,300,000,000 in principal amount of 6.775% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 9.01(7) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture;

WHEREAS, Chesapeake Midstream Development, L.L.C., an Oklahoma limited liability company, has guaranteed other Indebtedness of the Company or a Subsidiary Guarantor in excess of a De Minimis Guaranteed Amount, and as a result, the Company is obligated under the Indenture to cause Chesapeake Midstream Development, L.L.C. to become a Subsidiary Guarantor of the Company; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Eleventh Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Eleventh Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Eleventh Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 10.04 of the Indenture and by executing this Eleventh Supplemental Indenture, Chesapeake Midstream Development, L.L.C. is subject to the provisions of the Indenture as a Subsidiary Guarantor to the extent provided for in Article Ten thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Eleventh Supplemental Indenture. This Eleventh Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS ELEVENTH SUPPLEMENTAL INDENTURE.

Section 3.04. The parties may sign any number of copies of this Eleventh Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, all as of the date first written above.

/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby

Senior Vice President, Treasurer & Corporate Secretary of the Company and of the Subsidiaries listed below:

Corporate Subsidiaries:

ARKANSAS MIDSTREAM GAS SERVICES CORP.
CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE NG VENTURES CORPORATION
CHK HOLDINGS CORPORATION
WINTER MOON ENERGY CORPORATION

CHESAPEAKE OPERATING, INC.,
On behalf of itself, and as general partner of the following limited partnership:

CHESAPEAKE LOUISIANA, L.P.

Limited Liability Company Subsidiaries:

AMGS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.
CHESAPEAKE MIDSTREAM OPERATING, L.L.C.
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.
CHESAPEAKE WEST TEXAS PROCESSING, L.L.C.
EMPRESS, L.L.C.
GOTHIC PRODUCTION, L.L.C.

LOUISIANA MIDSTREAM GAS SERVICES, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MID-AMERICA MIDSTREAM GAS SERVICES, L.L.C.
MID-ATLANTIC GAS SERVICES, L.L.C.
MIDCON COMPRESSION, L.L.C.
MKR HOLDINGS, L.L.C.
MOCKINGBIRD MIDSTREAM GAS SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
UTICA GAS SERVICES, L.L.C.

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.
On behalf of itself, and as general partner of the following limited partnership:

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.P.

EMLP, L.L.C.
On behalf of itself, and as general partner of the following limited partnership:

EMPRESS LOUISIANA PROPERTIES, L.P.

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ TERESA PETTA
Name:	Teresa Petta
Title:	Vice President